Exhibit 99.1

NASDAQ Grants TurboChef’s Request for Continued Listing

Atlanta, Georgia, September 12, 2007 - TurboChef Technologies, Inc. (NASDAQ: OVEN) today announced that a Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request for an extension of time to remain listed on The Nasdaq Stock Market, subject to certain specified conditions.

The Company earlier disclosed that it has received determination letters from the staff of The Nasdaq Stock Market relating to the Company’s failure to timely file its Annual Report on Form 10-K for 2006 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2007. The Company’s common stock is subject to potential delisting from The Nasdaq Stock Market because of these filing delinquencies. On June 29, 2007 the Company reported that it had been granted its request for continued listing, subject to certain conditions, including that the Company file its 2006 Form 10-K and first quarter report on or before August 31, 2007. On August 30, 2007 the Company reported that, for reasons described in its announcement, it would be unable to complete the filings by August 31 and that it was requesting the Panel to grant an extension to its filing deadline.

On September 11, 2007, the Company received notice that the Panel has granted the Company’s request, subject to the condition that on or before September 24, 2007, the Company must file its Form 10-K for the fiscal year ended December 31, 2006, and its Forms 10-Q for the quarters ended March 31, 2007 and June 30, 2007 and all required restatements.

The Company must also be able to demonstrate compliance with all other requirements for continued listing on The Nasdaq Stock Market. At this time, the Company believes it is in compliance with all such criteria. Finally, for the duration of the period the Panel is permitting the Company to remain listed under an exception to listing requirements, the Company must provide prompt notification to the Nasdaq Listing Qualifications Hearings Department of any significant events which occur.

The Company’s stock will continue to trade under the symbol “OVEN” during the exception period.

About TurboChef Technologies, Inc.

TurboChef Technologies, Inc. is a leading provider of equipment, technology and services focused on the high-speed preparation of food products for the worldwide commercial primary cooking equipment market and is developing equipment for residential markets through the application of its high-speed cooking technologies. TurboChef’s user-friendly speed cook ovens employ proprietary combinations of heating technologies to cook a variety of food products at speeds faster than, and to quality standards that it believes are comparable or superior to, that of conventional heating methods. The address of TurboChef’s principal executive offices is Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. Visit TurboChef at www.turbochef.com.

For more information, contact:

James A. Cochran
Senior Vice President and Chief Financial Officer
TurboChef Technologies, Inc.
Six Concourse Parkway
Suite 1900
Atlanta, Georgia 30328
(678) 987-1700

Forward-Looking Statements

Certain statements in this release, and other written or oral statements made by or on behalf of TurboChef, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the uncertainty of market acceptance and demand for the Company’s products, the ability to obtain additional financing necessary to expand operations, the uncertainty of consumer acceptance of new products or technologies that may be offered by TurboChef, the dependence on a limited number of customers, relationships with and dependence on third-party equipment manufacturers and suppliers, impact of competitive products and pricing, uncertainties related to the time and expenditures needed by the Company to complete its investigation regarding the Company’s stock option grants and practices, whether or not the investigation would lead to discovery of additional accounting errors or other adverse facts, the results of government inquiries and possible regulatory action or private litigation, whether The Nasdaq Stock Market will continue permitting the trading of the Company’s common stock under an exception to Marketplace Rule 4310(c)(14) relating to the Company’s failure to file certain periodic reports with the SEC, when the Company will be able to file any future SEC reports, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “looking forward,” “believe,” “expect,” “likely,” “should” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. TurboChef Technologies, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.